SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2005

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On July 27, 2005, Endurance Specialty Holdings Ltd. (“Endurance”) announced that James R. Kroner, its Chief Financial Officer, would be retiring from his position as Chief Financial Officer and Chief Investment Officer of Endurance effective December 31, 2005.

(c) On July 27, 2005, Endurance announced that Michael J. McGuire, Endurance’s Treasurer and Chief Accounting Officer, will be promoted to Chief Financial Officer concurrent with Mr. Kroner’s retirement on December 31, 2005, subject to approval of the promotion by the Bermuda Department of Immigration. Mr. McGuire, 33 years old, joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Mr. McGuire came to Endurance from Deloitte & Touche LLP where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his most recent role at Deloitte & Touche, Mr. McGuire served as a senior manager in their merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

On July 27, 2005, Endurance also announced that Steven W. Carlsen, the Chairman of Endurance’s Underwriting Committee, will also assume the role of Chief Operating Officer of Endurance, effective upon approval by the Bermuda Department of Immigration. Mr. Carlsen’s biographical information and a description of the terms of his employment arrangements with Endurance are included in Endurance’s Proxy Statement for its Annual General Meeting of Shareholders, filed with the Securities and Exchange Commission on April 4, 2005, and incorporated herein by reference.

Endurance issued a press release announcing the above-described management changes on July 27, 2005. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Press Release, dated July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 27, 2005

By: /s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 27, 2005